SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                JANUARY 10, 2003
                        (Date of Earliest Event Reported)

                            OFFSHORE LOGISTICS, INC.
             (Exact name of registrant as specified in its charter)



    DELAWARE                           000-05232                    72-0679819
(State or other                  (Commission File Number)          (IRS Employer
  Jurisdiction                                                    Identification
 of incorporation)                                                    Number)

            224 RUE DE JEAN, P.O. BOX 5C, LAFAYETTE, LOUISIANA 70505
          (Address of principal executive offices, including Zip Code)
                                 (337) 233-1221
              (Registrant's telephone number, including area code)



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ITEM 5 - OTHER EVENTS.

                  On January 10, 2003, Offshore Logistics, Inc., a Delaware corporation (the "Company"), entered into the Second Amendment to the Rights Agreement, dated as of January 10, 2003 (the "Second Amendment"), between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent. The Second Amendment, among other things, amends the Company's existing Rights Agreement to permit certain institutional investors to acquire and hold not more than 12.5% of the outstanding shares of common stock of the Company (the "Common Shares") without triggering a distribution of the

Company's preferred share purchase rights, provided that the investor acquires or holds the Common Shares in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company.

                  A copy of the Second Amendment is attached hereto as Exhibit
99.1 and incorporated herein by reference. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of
Exhibit 99.1.

ITEM 7(C) - EXHIBITS.


       99.1 Second Amendment to the Rights Agreement, dated as of January 10, 2003, between Offshore Logistics, Inc. and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) as rights agent (incorporated by reference to Exhibit 4.3 to the Company's Amendment No. 2 to its Registration Statement on Form 8-A/A filed on January 13, 2003).


                                      -2-

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         OFFSHORE LOGISTICS, INC.

Date:  January 13, 2003                  By:     /s/ H. Eddy Dupuis
                                             -----------------------------
                                         Name:  H. Eddy Dupuis
                                         Title: Vice President, Chief Financial
                                                Officer and Secretary


                                      -3-

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                                  EXHIBIT INDEX




     Exhibit                           Description

       99.1 Second Amendment to the Rights Agreement, dated as of January 10, 2003, between Offshore Logistics, Inc. and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.) as rights agent (incorporated by reference to Exhibit 4.3 to the Company's Amendment No. 2 to its Registration Statement on Form 8-A/A filed on January 13, 2003).